Registration No.  333-93181
==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TEXAS UTILITIES COMPANY
                      (DOING BUSINESS AS TXU CORP.)
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            (Exact name of registrant as specified in its charter)

             TEXAS                                       75-2669310
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  (State or other jurisdiction               (I.R.S. Employer Identification
      of incorporation or                                  No.)
         organization)

            ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411
  ----------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

          EMPLOYEES' THRIFT PLAN OF THE TEXAS UTILITIES COMPANY SYSTEM
                                       AND
          ENSERCH CORPORATION EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                            (Full title of the Plan)
  ----------------------------------------------------------------------------
ROBERT A. WOOLDRIDGE, ESQ.  PETER B. TINKHAM, ESQ.   ROBERT J. REGER, JR., ESQ.
   Worsham Forsythe             Secretary and             Thelen Reid
    Wooldridge LLP            Assistant Treasurer         & Priest LLP
    Energy Plaza                Energy Plaza          40 West 57th Street
  1601 Bryan Street           1601 Bryan Street      New York, New York 10019
 Dallas, Texas 75201         Dallas, Texas 75201        (212) 603-2000
   (214) 979-3000             (214) 812-4600
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         (Names, addresses and telephone numbers, including area codes, of agents for service)

                         CALCULATION OF REGISTRATION FEE
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                                        PROPOSED     PROPOSED
   TITLE OF                             MAXIMUM      MAXIMUM
  SECURITIES             AMOUNT         OFFERING     AGGREGATE     AMOUNT OF
    TO BE                TO BE           PRICE       OFFERING    REGISTRATION
  REGISTERED          REGISTERED(1)    PER SHARE      PRICE          FEE
  ----------------------------------------------------------------------------
  Common Stock,
   without par
   value (2)        4,000,000 shares     N/A(2)       N/A(2)         N/A(2)
  ----------------------------------------------------------------------------
  Preference Stock
   Purchase
   Rights (3)       4,000,000 rights     N/A(3)       N/A(3)        N/A(3)
  ============================================================================

 (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) On December 21, 1999, TXU Corp. (the "Company") registered 4,000,000 shares of Common Stock on a registration statement on Form S-8 (File No. 333-93181) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). In connection with the filing of that Registration Statement, the Company paid a registration fee of $35,277.
(3) Since no separate consideration is paid for the Rights, the registration fee for such securities was included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

                                EXPLANATORY NOTE

     THIS POST EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-93181 IS BEING FILED SO THAT SHARES OF COMMON STOCK, INCLUDING ATTACHED PREFERENCE STOCK PURCHASE RIGHTS, OF TXU CORP. MAY BE OFFERED AND SOLD PURSUANT TO THE EMPLOYEES' THRIFT PLAN OF THE TEXAS UTILITIES COMPANY SYSTEM AND THE ENSERCH CORPORATION EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Texas Utilities Company, doing business as TXU Corp. (Company or TXU Corp.), the Employees' Thrift Plan of the Texas Utilities Company System and the ENSERCH Corporation Employee Stock Purchase and Savings Plan (together, the Plan) with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934 Act), are incorporated by reference in this registration statement:

         (a) Annual Report of TXU Corp. on Form 10-K for the year ended December 31, 1999, File No. 1-12833.

         (b) Current Report of TXU Corp. on Form 8-K dated March 1, 2000, File No. 1-12833.

         (c) Current Report of TXU Corp. on Form 8-K dated March 13, 2000, File No. 1-12833.

         (d) Annual Report of Employees' Thrift Plan of the Texas Utilities Company System on Form 11-K for the Fiscal Year ended December 31, 1998, File No. 1-12833.

         (e) Annual Report of ENSERCH Corporation Employee Stock Purchase and Savings Plan on Form 11-K for the Fiscal Year ended December 31, 1998, File No. 1-3183.

         (f) The description of the Company's common stock and the rights appurtenant thereto contained in registration statements filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As of December 31, 1999, members of the firm of Worsham Forsythe Wooldridge LLP owned approximately 42,000 shares of the common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IX of the Amended and Restated Articles of Incorporation of the Company provides as follows:


               "The Corporation shall reimburse or indemnify any former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) for or against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

                 No former, present or future director, officer or employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by an order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

         The foregoing rights shall not be exclusive of other rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this
       Article IX, the Corporation may indemnify and may insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

     Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

     Article X of the Amended and Restated Articles of Incorporation of the Company provides as follows:

                 "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

                        (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

                        (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                        (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                        (d) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

       If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification."

      Section 22 of the Company's bylaws provides as follows:

              "Section 22. Insurance, Indemnification and Other Arrangements. Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance,


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


    indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 22 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

     The Company has entered into agreements with its directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

     The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of the Company also have insurance which insures them against certain other liabilities and expenses.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


              PREVIOUSLY FILED*
              ----------------
            WITH FILE      AS
 EXHIBIT     NUMBER      EXHIBIT
 -------     ------      -------
  4(a)     333-79221     4(a)--  Amended  and  Restated  Articles of
                                 Incorporation of the Company.

  4(b)     333-45657     4(b)--  Bylaws, as amended, of the Company.

  4(c)     1-2833        1   --  Rights Agreement, dated as of February 19,
           Form 8-A              1999,  between the Company and The Bank of
           (filed                New York,  which  includes as Exhibit A
           February 26,          thereto the form of Statement of Resolution
           1999)                 Establishing  the Series A  Preference Stock,
                                 Exhibit B  thereto  the form of a Right
                                 Certificate and Exhibit C thereto the
                                 Summary of Rights to Purchase Series A
                                 Preference Stock.

  5(a)                       --  Opinion of Thelen Reid & Priest LLP.
  5(b)                       --  Opinion of Worsham Forsythe Wooldridge LLP.
 23(a)                       --  Consent  of Deloitte & Touche LLP.
 23(b)                       --  Consent of PricewaterhouseCoopers.
 23(c)                       --  Consents  of  Thelen  Reid &  Priest LLP
                                 and  Worsham  Forsythe Wooldridge LLP are
                                 contained  in  Exhibits  5(a)  and  5(b),
                                 respectively.
 24        **           24   --  Powers of Attorney.


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*  Incorporated herein by reference.
** Previously filed with the original Registration Statement (No. 333-93181) on December 21, 1999.

         UNDERTAKING. The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

            (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act, and each filing of the annual report of the Employees' Thrift Plan of the Texas Utilities Company System or the ENSERCH Corporation Employees Stock Purchase and Savings Plan pursuant to Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK, ON THE 10TH DAY OF MAY, 2000.

                                    TEXAS UTILITIES COMPANY
                                     (DOING BUSINESS AS TXU CORP.)

                                    BY  /S/ ROBERT J. REGER, JR.
                                       -------------------------------------
                                             (ROBERT J. REGER, JR.
                                                ATTORNEY-IN-FACT)

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                    TITLE                  DATE
                  ---------                    -----                  ----

ERLE NYE*
-----------------------------------      PRINCIPAL EXECUTIVE       MAY 10, 2000
(ERLE NYE, CHAIRMAN OF THE               OFFICER AND DIRECTOR
 BOARD AND CHIEF EXECUTIVE )

MICHAEL J. MCNALLY*
-----------------------------------      PRINCIPAL FINANCIAL       MAY 10, 2000
(MICHAEL J. MCNALLY,                     OFFICER
EXECUTIVE  VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER)

JERRY W. PINKERTON*
-----------------------------------      PRINCIPAL ACCOUNTING      MAY 10, 2000
(JERRY W. PINKERTON, CONTROLLER)         OFFICER


D. C. BONHAM*, J. S.FARRINGTON*,
WILLIAM M. GRIFFIN*, KERNEY LADAY*,
MARGARET N. MAXEY*, JAMES A.             DIRECTORS                 MAY 10, 2000
MIDDLETON*, J. E. OESTERREICHER*,
CHARLES R. PERRY*, HERBERT H.
RICHARDSON*




*BY:     /S/ ROBERT J. REGER, JR.
    -------------------------------                                MAY 10, 2000
         (ROBERT J. REGER, JR.
         ATTORNEY-IN-FACT)

         THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE EMPLOYEES' THRIFT PLAN OF THE TEXAS UTILITIES COMPANY SYSTEM AND THE ENSERCH CORPORATION EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND THE STATE OF TEXAS, ON THE 10TH DAY OF MAY, 2000.



                                           EMPLOYEES' THRIFT PLAN OF THE
                                           TEXAS UTILITIES COMPANY SYSTEM

                                           ENSERCH CORPORATION EMPLOYEE
                                           STOCK PURCHASE  AND SAVINGS PLAN

                                           BY:  /S/  PETER B. TINKHAM
                                              --------------------------------
                                           (PETER B. TINKHAM, CHAIRMAN
                                           EMPLOYEES' THRIFT PLAN COMMITTEE)

                                  EXHIBIT INDEX

              PREVIOUSLY FILED*
              ----------------
            WITH FILE      AS
 EXHIBIT     NUMBER      EXHIBIT
 -------     ------      -------
  4(a)     333-79221     4(a)--  Amended  and  Restated  Articles of
                                 Incorporation of the Company.

  4(b)     333-45657     4(b)--  Bylaws, as amended, of the Company.

  4(c)     1-2833        1   --  Rights Agreement, dated as of February 19,
           Form 8-A              1999,  between the Company and The Bank of
           (filed                New York,  which  includes as Exhibit A
           February 26,          thereto the form of Statement of Resolution
           1999)                 Establishing  the Series A  Preference Stock,
                                 Exhibit B  thereto  the form of a Right
                                 Certificate and Exhibit C thereto the
                                 Summary of Rights to Purchase Series A
                                 Preference Stock.

  5(a)                       --  Opinion of Thelen Reid & Priest LLP.
  5(b)                       --  Opinion of Worsham Forsythe Wooldridge LLP.
 23(a)                       --  Consent  of Deloitte & Touche LLP.
 23(b)                       --  Consent of PricewaterhouseCoopers.
 23(c)                       --  Consents  of  Thelen  Reid &  Priest LLP
                                 and  Worsham  Forsythe Wooldridge LLP are
                                 contained  in  Exhibits  5(a)  and  5(b),
                                 respectively.
 24        **           24   --  Powers of Attorney.


------------
*  Incorporated herein by reference.
** Previously filed with the original Registration Statement (No. 333-93181) on December 21, 1999.